Jewett-Cameron Trading Company Ltd. Authorizes Share Repurchase Plan

North Plains, Oregon  August 17, 2012 – Jewett-Cameron Trading Company Ltd. ("Jewett-Cameron") (NASDAQ:JCTCF; TSX:JCT) today is pleased to announce that its Board of Directors has authorized the implementation of a share repurchase plan to purchase for cancellation up to 400,000 common shares through facilities of the NASDAQ Stock Market (“NASDAQ”).  This amount represents approximately 26% of the approximately 1.6 million common shares outstanding.  Since the 4th quarter of Fiscal 2010, the Company repurchased 823,006 shares under prior formal plans of repurchase.

Transactions may involve Jewett-Cameron insiders or their affiliates executed in compliance with Jewett-Cameron’s Insider Trading Policy.

The share repurchase plan will be effected in accordance with Rule 10b-18 under the U.S. Securities Exchange Act of 1934, which contains restrictions on the number of shares that may be purchased on a single day, subject to certain exceptions for block purchases, based on the average daily trading volumes ("ADTV") of Jewett-Cameron's shares on NASDAQ.  Purchases shall be limited to daily purchases in an amount up to 25% of the ADTV in its shares, or one “Block” purchase per week in lieu of the 25% of ADTV limitation for compliance with Rule 10b-18(b)(4). A “block” as defined under Rule 10b-18(a)(5) means a quantity of stock that, among other things, is at least 5,000 shares and has a purchase price of at least US$50,000.

This share repurchase plan may commence on August 20, 2012 and will remain in place until March 15, 2013 but may be limited or terminated at any time without prior notice.

The share repurchase program was approved by the Company's Board of Directors as part of its ongoing consideration of alternative ways to leverage the Company’s strong cash position. The Board of Directors believes that a share repurchase program at this time is in the best interests of the Company and its shareholders, and will not impact the Company's ability to execute its growth plans.

About Jewett-Cameron Trading Company Ltd.

Jewett-Cameron Trading Company Ltd. was incorporated in British Columbia on July 8, 1987 as a holding company for Jewett-Cameron Lumber Corporation (“JCLC”), incorporated September 1953.  Jewett-Cameron Trading Company, Ltd. acquired all the shares of JCLC through a stock-for-stock exchange on July 13, 1987, and at that time JCLC became a wholly owned subsidiary.  JCLC has the following wholly owned subsidiaries. MSI-PRO Co. (“MSI”), incorporated April 1996, Jewett-Cameron Seed Company, (“JCSC”), incorporated October 2000, and Greenwood Products, Inc. (“Greenwood”), incorporated February 2002.  Jewett-Cameron Trading Company, Ltd. and its subsidiaries (the “Company”) have no significant assets in Canada.

The Company, through its subsidiaries operates out of facilities located in North Plains, Oregon and the vicinity of Portland, Oregon.  JCLC’s business consists of the manufacturing and distribution of specialty metal products and wholesale distribution of wood products to home centers and other retailers located primarily in the United States.  Greenwood is a processor and distributor of industrial wood and other specialty building products principally to customers in the marine and transportation industries in the United States.  MSI is an importer and distributor of pneumatic air tools and industrial clamps in the United States.  JCSC is a processor and distributor of agricultural seeds in the United States.

Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, certain statements and expectations regarding the asset acquisition, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Jewett-Cameron’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. We disclaim any intention or obligation to update any forward-looking statements.

For further information, contact:

Donald Boone

President/CEO, Jewett-Cameron Trading Company Ltd.

(503) 647-0110